EXECUTION COPY

SERVICES TRANSITION AGREEMENT

          THIS SERVICES TRANSITION AGREEMENT ("Agreement") is entered into as of this 21st day of December 2005 ("Effective Date") by and between Intersections Inc. ("Intersections"), a corporation duly organized and existing under the laws of the State of Delaware, with offices at 14930 Bogle Drive, Chantilly, Virginia 20151, and American Express Travel Related Services Company, Inc. ("Amex"), a corporation duly organized and existing under the laws of the State of Delaware, with offices at World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285 (together the "Parties," and each individually, a "Party").

           WHEREAS, Intersections was formerly known as CreditComm Services LLC;

          WHEREAS, Intersections f/k/a CreditComm Services LLC and Amex entered into an agreement entitled "Consumer Credit Information Service Agreement," dated March 12, 1997 ("Original Agreement"), in which Intersections agreed to promote, sell and provide its consumer credit information services to various parties, including existing Amex customers;

          WHEREAS, Intersections f/k/a CreditComm Services LLC and Amex entered into an agreement entitled "First Amendment to the Consumer Credit Information Service Agreement," dated January 30, 1998 ("First Amendment");

          WHEREAS, Intersections f/k/a CreditComm Services LLC and Amex entered into an agreement entitled "Second Amendment to the Consumer Credit Information Service Agreement," dated June 5, 1998 ("Second Amendment");

          WHEREAS, Intersections f/k/a CreditComm Services LLC and Amex entered into an agreement entitled "Third Amendment to the Consumer Credit Information Service Agreement," dated February 1, 2000 ("Third Amendment");

          WHEREAS, Intersections and Amex entered into a letter agreement amending and modifying the Original Agreement on October 1, 2000 ("Fourth Amendment");

          WHEREAS, Intersections and Amex entered into an agreement entitled "Amendment to Consumer Credit Information Service Agreement," dated June 28, 2002 ("Fifth Amendment");

          WHEREAS, Intersections and Amex entered into an untitled agreement amending the Original Agreement on or about November 6, 2002 ("Sixth Amendment);

          WHEREAS, Intersections and Amex entered into an agreement entitled "Seventh Amendment to Consumer Credit Information Service Agreement," dated November 15, 2002 ("Seventh Amendment," together with the Original Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment, collectively, the "Service Agreement");

          WHEREAS, the Service Agreement expires on December 31, 2005 and Amex does not intend to exercise its right to renew the Service Agreement;

           WHEREAS, Intersections desires to maintain its right to service certain customers;

           WHEREAS, Amex desires to maintain its right to service certain customers;

          WHEREAS, Intersections intends to provide Amex with certain transition services after the expiration of the Service Agreement; and

          WHEREAS, Intersections and Amex desire to amend and clarify certain provisions of the Service Agreement with respect to the rights and obligations of the Parties that survive the expiration of the Service Agreement, set forth certain understandings with respect to the subject matter of the Service Agreement, and settle all claims and disputes relating to the Service Agreement.

          NOW, THEREFORE, in consideration of the promises, covenants, and agreements set forth below, the adequacy and sufficiency of which Intersections and Amex hereby acknowledge, it is agreed as follows:

           1.      Definitions. Unless the context of a provision herein otherwise requires, words importing the singular shall include the plural and vice-versa. The words "include," "includes" or "including" shall mean include without limitation, includes without limitation or including without limitation. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them as follows:

           (a)      "Affiliate" shall mean, for a Party, another entity that is controlled by, controls, or is under common control with, that Party.

           (b)      "American Express Card Customers" shall mean those customers of the CreditAware, CreditMatters, and Credit Secure programs within the Service who are being billed using a credit card issued by Amex under its American Express brand.

           (c)      "Business CreditAware" shall mean the consumer credit information service being offered by Intersections as of the Effective Date as part of the Service under the brand name Business CreditAware.

           (d)      "Business CreditAware Customers" shall mean all customers of the Business CreditAware program within the Service regardless of how they are billed for such service.

           (e)      "Competing Service" shall mean a service, other than the Service, that provides a Person access to his or her credit information from one or more credit reporting agencies.

           (f)      "CreditAware" shall mean the consumer credit information service being offered by Intersections as of the Effective Date as part of the Service under the brand name CreditAware.

           (g)      "CreditMatters" shall mean the consumer credit information service being offered by Intersections as of the Effective Date as part of the Service under the brand name CreditMatters.

           (h)      "CreditSecure" shall mean the consumer credit information service being offered by Intersections as of the Effective Date as part of the Service under the brand name CreditSecure.

           (i)      "Non-American Express Card Customers" shall mean all customers of the CreditAware, CreditMatters, and Credit Secure programs within the Service who are not American Express Card Customers, including those customers that are being billed for such services using a credit card or payment mechanism other than a credit card issued by Amex under its American Express brand.

           (j)      "Person" shall mean any corporation, partnership, joint venture, limited liability company, organization, entity or natural person.

           (k)      "Service" shall have the same meaning as used in the Service Agreement subject to the terms, conditions and restrictions set forth in this Agreement. For the avoidance of doubt, the Parties agree that the Service consists of four different branded offerings, namely, Business CreditAware, CreditAware, CreditMatters, and CreditSecure.

           (l)      "Solicit" or "Soliciting" shall mean directly or indirectly promoting, endorsing, marketing, suggesting or inducing.

           2.      American Express Card Customers.

           (a)      Intersections will continue to provide CreditSecure, CreditAware and CreditMatters to the American Express Card Customers through May 31, 2006 in accordance with the Service Agreement except as modified by this Agreement. Intersections will have no obligation to provide Credit Secure, Credit Aware or Credit Matters after May 31, 2006.

           (b)      Prior to May 1, 2006, Amex will not provide CreditSecure, CreditAware, CreditMatters or any Competing Service to any Person that to its knowledge is an American Express Card Customer, except for the Service provided by Intersections under this Agreement, or Solicit any such Person to receive CreditSecure, CreditAware, CreditMatters or any Competing Service from any provider except Intersections under this Agreement. For the purposes of this Article 2, "knowledge" shall mean actual knowledge or notice that the Person is a subscriber to the Service, including notice through records provided by Intersections during the term of the Service Agreement or thereafter.

           (c)      In connection with the transition of the American Express Card Customers that is contemplated in this Article 2, Intersections shall provide transition services at no cost to Amex as detailed in Schedule A to this Agreement (collectively, the "Transition Services").

           (d)      It is acknowledged that prior to the Effective Date, American Express Card Customers were notified that Intersections will no longer provide the Service to them and that a different consumer credit information service will be provided to such American Express Card Customers by Amex and a designated service provider without the participation or involvement of Intersections.

           (e)      CreditSecure, CreditAware and CreditMatters are currently supported by various toll free telephone numbers as set forth in Schedule B attached hereto (the "800 Numbers"). Amex shall become the responsible organization for the 800 Numbers and the Parties shall have the appropriate telecommunications provider redirect the 800 Numbers for CreditSecure, CreditAware and CreditMatters to a telephone operator support service of Amex's choosing on the date the last American Express Card Customer is transferred from Intersections to Amex (or Amex's designated service provider), but in no event later than May 31, 2006. Both Parties will take the necessary steps and execute any and all documents necessary to ensure the designation of responsible organization is transferred from Intersections to Amex by the relevant telecommunications provider no later than May 31, 2006. After the date on which Amex becomes the responsible organization, the 800 Numbers shall be the sole property of Amex (to the extent any protectable interest may exist in the 800 Numbers) and Amex will transfer any Non-American Express Card Customer or Business CreditAware Customer who calls the 800 Numbers to Intersections via telephone numbers to be designated by Intersections to Amex in writing.

           (f)      As of the Effective Date and subject to the other terms of this Agreement, Intersections shall have no obligation to enroll any additional Persons who would be classified as American Express Card Customers in the Service. Intersections may, in its sole discretion, elect to enroll such Persons in the Service on a case-by-case basis prior to April 30, 2006, however, any such election to enroll a particular American Express Card Customer in the Service shall not be deemed a waiver of Intersections' rights under this Section 2(f).

           3.      Non-American Express Card Customers.

           (a)      As between Intersections and Amex, Intersections shall have the perpetual right to provide the Service to the Non-American Express Card Customers and Business CreditAware Customers.

           (b)      Notwithstanding anything to the contrary in the Service Agreement, Intersections shall not have any obligations to pay commissions or any other fees to Amex in connection with revenue received in or after January 2006 for the provision of the Service to Non-American Express Card Customers or the Business CreditAware Customers.

           (c)      Commencing on January 1, 2006, and notwithstanding anything to the contrary in the Service Agreement, as between Intersections and Amex, (i) Intersections will not be restricted in any way in its relationship with the Non-American Express Card Customers and Business CreditAware Customers, except as set forth in Section 3(d) below; and (ii) such Persons will be considered customers of Intersections and not Amex.

           (d)      Intersections agrees not to increase the price of the Service or Solicit Non-American Express Card Customers to purchase other products or services for sixty (60) days from the date of the notification mailing referenced in Section 3(e) below. During the sixty (60) day period following the mailing referenced in Section 3(e), Intersections will allow Non-American Express Card Customers to cancel their subscription to the Service if requested and the stated reason for such cancellation is Amex's lack of future involvement with the Service. After the expiration of the sixty (60) day period, Intersections will have the right to cross-market and sell any other products and services to Non-American Express Card Customers and Business CreditAware Customers and to change the pricing and other terms of the Service in its sole discretion. Amex's prior consent shall not be required for any of the foregoing activities. Intersections will not be required to disclose customer and service information of any nature to Amex after the expiration of the sixty (60) day period referenced above.

           (e)      The Non-American Express Card Customers and Business CreditAware Customers shall be notified that Amex will no longer be involved in the provision of the Service and that the Service provided to such Non-American Express Card Customers and Business CreditAware Customers will continue with Intersections without the participation or involvement of Amex. This notification shall be made by Intersections by mail on or before May 31, 2006, 2006 using the mutually agreed upon customer notification attached hereto as Schedule C.

(f)      Business CreditAware is currently supported by various toll free telephone numbers as set forth in Schedule D attached hereto (the "Business CreditAware 800 Numbers"). As of the Effective Date, Intersections is and shall remain the responsible organization for the Business CreditAware 800 Numbers. The Business CreditAware 800 Numbers shall be the sole property of Intersections (to the extent any protectable interest may exist in the Business CreditAware 800 Numbers).

           4.      No Solicitation.

           (a)      Intersections will not Solicit any Person that to its knowledge is an American Express Card Customer to use a non-Amex billing vehicle for the payment of fees due in connection with CreditSecure, CreditAware or CreditMatters. For the purposes of this Section 4(a), "knowledge" shall mean knowledge that the Person is a subscriber of the Service paying for such Service with a credit card issued by Amex under its American Express brand, including notice received through Intersections' provision of the Service. However, if an American Express Card Customer cancels his/her American Express(R)credit card but wants to retain his/her subscription to CreditSecure, CreditAware, or Credit Matters, Intersections may change his or her billing to a non-Amex billing vehicle, and that Person will be deemed a Non-American Express Card Customer. The provisions of this Section shall not prohibit general marketing by Intersections of its services under other brands or of competing services that do not target the American Express Card Customers.

           (b)      Amex will not Solicit any Person that to its knowledge is a Non-American Express Card Customer to use an American Express(R)credit card for the payment of fees due in connection with CreditSecure, CreditAware or CreditMatters or otherwise offer the Non-American Express Card Customers or Business CreditAware Customers any service that is part of a Competing Service. For the purposes of this Section 4(b), "knowledge" shall mean knowledge that the Person is a subscriber of the Service paying for such Service with a non-Amex billing vehicle, including notice through records provided by Intersections during the term of the Service Agreement or thereafter. The provisions of this Section shall not prohibit general marketing by Amex of competing services that do not target the Non-American Express Card Customers.

           (c)      If Non-American Express Card Customers or Business CreditAware Customers call the 800 Numbers after the transition of the 800 Numbers to Amex in accordance with Section 2(e) above, under no circumstances, shall Amex or its representatives Solicit such Persons to purchase any product or service not offered by Intersections.

           5.      Trademarks.

           (a)      Amex owns and shall remain the sole and exclusive owner of all right, title, and interest in and to the AMERICAN EXPRESS name, trademarks, service marks, trade names, and the goodwill associated therewith (the "Marks"). As of the Effective Date and through May 31, 2006, Amex grants Intersections a limited, non-exclusive license to use the Marks in connection with the Service in the same manner as was permitted under, and in accordance with the terms of, the Service Agreement.

           (b)      As between Amex and Intersections, Amex shall own all right title and interest in the trademarks "CREDITAWARE," "CREDITSECURE," and "CREDITMATTERS" (the "Credit Marks"). As of the Effective Date and through May 31, 2006, Amex grants Intersections a limited, non-exclusive license to use the Credit Marks in connection with the Service in the same manner as was permitted under, and in accordance with the terms of, the Service Agreement.

           (c)      Prior to May 31, 2006, Intersections shall re-brand the Service and offer the Service using trademarks and branding other than the Credit Marks. Intersections shall select such replacement trademarks and branding in its sole discretion.

           (d)      It is acknowledged and agreed that during the three (3) month period between May 31, 2006 and September 1, 2006, it shall not be an infringement of Amex's rights in the Marks or Credit Marks if Intersections uses the Marks or Credit Marks in a de minimis fashion. If Amex learns of any use of the Marks or Credit Marks by Intersections after May 31, 2006, it shall promptly notify Intersections, which will in turn take immediate action to cease the identified use of the Marks or Credit Marks. Similarly, if Intersections identifies an inadvertent use of the Marks or Credit Marks after May 31, 2006, it shall take immediate action to cease the identified use of the Marks or Credit Marks.

           (e)      Intersections owns and shall remain the sole and exclusive owner of all right, title, and interest in and to the INTERSECTIONS name, and all trademarks, service marks, and trade names belonging to Intersections, and the goodwill associated therewith (the "Intersections Marks"). Amex is not granted any right or license to use any of the Intersections Marks.

           6.      Customer Data and Customer Lists. The information received by Intersections regarding the American Express Card Customers is confidential information of Amex that may be used by Intersections only to perform hereunder, except for credit report information provided as part of the Service. The information received by Amex regarding the Non-American Express Card Customers and Business CreditAware Customers is confidential information of Intersections that may be used by Amex only to perform hereunder.

           7.      Termination of Service Agreement. It is acknowledged and agreed by the Parties that the Service Agreement expires as of December 31, 2005, with certain obligations and rights of the Parties continuing after such expiration. Subject to Article 20 (Survival of Obligations) below, as of May 31, 2006, the Service Agreement shall be deemed completely terminated and all Parties shall be relieved of all obligations (post-expiration obligations or otherwise) that may have existed under the Service Agreement.

           8.      Payments.

           (a)      The Service provided by Intersections to American Express Card Customers from January 1, 2006 to April 30, 2006 is subject to the commission arrangements of the Service Agreement, which are set forth in Section 2 of the Fifth Amendment and Exhibit B of the Original Agreement and incorporated by reference herein. Intersections shall pay such commissions to Amex as provided for in the Service Agreement. Such commissions shall be calculated based solely on Service provided by Intersections to American Express Card Customers, and shall not include revenue for any Service provided by Intersections to any Non-American Express Card Customers or Business CreditAware Customers.

           (b)      For the Service provided by Intersections to American Express Card Customers from May 1, 2006 to May 31, 2006, Amex shall pay Intersections in accordance with Schedule E attached hereto.

           (c)      In consideration for the releases, covenants, rights and obligations contained herein, Amex shall pay the sums set forth on Schedule F hereto to Intersections for certain marketing and transition expenses (the "Reimbursement Payment"). The Reimbursement Payment shall be sent via wire transfer within one (1) business day of the Effective Date.

           9.      Referral and Introduction.

           (a)      Within sixty (60) days of the Effective Date, Amex will refer Intersections to Amex's Global Network Solutions group as a prospective provider of identity theft protections services to Amex's customers and American Express(R)cardholders and will provide reasonable assistance in arranging for Intersections to meet with representatives of such group to explain Intersections' identity theft protection services.

           (b)      Within sixty (60) days of the Effective Date, Amex will refer Intersections' subsidiary, American Background Information Services ("ABIS"), to Amex's Human Resources department as a prospective provider of background screening to Amex and will provide reasonable assistance in arranging for ABIS to meet with representatives of such department to explain ABIS's background screening services.

           10.      Liability and Indemnification.

           (a)      As between Intersections and Amex, Amex will be solely responsible for the American Express Card Customers once they are transitioned from Intersections to Amex, or a new service provider of Amex's choosing. Intersections shall not have liability or obligation (to provide support or otherwise) with respect to services or products offered by Amex, or a new services provider after the transition of the American Express Card Customers has occurred.

           (b)      Amex shall indemnify and hold harmless Intersections, its Affiliates and their respective subsidiaries, directors, officers, employees, agents, shareholders and subcontractors, against any and all claims, demands, losses, damages, liabilities and expenses, including reasonable fees of attorneys, court costs and other legal expenses, which it or they may suffer or incur in connection with any actual or threatened claim, demand, action or other proceeding by any third party arising from or relating to (i) the provision of the Transition Services, excluding any damages or claims resulting from a material breach by Intersections of this Agreement in performing the Transition Services, or (ii) the provision of consumer credit information services by Amex or its new service provider after the earlier of May 31, 2006 or the transition of the American Express Card Customers from Intersections to Amex and/or its new service provider.

           (c)      EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE SERVICE AND TRANSITION SERVICES, AS PROVIDED BY INTERSECTIONS, ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES AGAINST INFRINGEMENT, WARRANTIES OF TITLE OR WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE IN TRADE.

           (d)      EXCEPT AS PROVIDED FOR IN ARTICLE 4 AND SECTION 2(B) OF THIS AGREEMENT, THE PARTIES HERETO SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO EACH OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OR LOSS OF ANY KIND WHATSOEVER ARISING OUT OF, RELATED TO OR CONNECTED WITH THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

           11. Confidentiality. Except as required by applicable law, neither Party shall disclose, publish, release, disseminate, communicate, transfer or otherwise make available to any other Person (except to such Party's attorneys, auditors, examiners, accountants, or insurers or as required by law to parties such as regulators), either verbally or by any other means, including electronically, any part or term of this Agreement or information to be exchanged hereunder without the other Party's prior written consent. The obligations contained in this Article 11 shall not restrict any disclosure by either Party mandated by any applicable law, or by order of any court or government agency; provided that the disclosing party shall give prompt advance notice to the non-disclosing Party of such disclosure pursuant to law or court order. Amex acknowledges and agrees that Intersections may be required, and shall be permitted, to file a copy of this Agreement with the Securities Exchange Commission.

           12.      No Admission of Liability. Each Party enters into this Agreement without admitting any liability or conceding any allegations not already expressly admitted.

           13.      Release of Claims by Amex. Amex hereby releases, acquits and forever discharges each and all of Intersections and its Affiliates, agents, parents, subsidiaries, officers, directors, representatives, employees, licensees, partners, successors and assigns from any and all complaints, claims, demands, suits, obligations, damages, liabilities, actions or causes of action of any nature whatsoever, whether known or unknown, seen or unforeseen, which they could assert at common law or under any statute, rule, regulation, or order of law as of the Effective Date in any court or tribunal anywhere in the world, on any ground whatsoever with respect to any event, matter, occurrence, damage, or injury related to the Service Agreement, an alleged breach of the Service Agreement, work performed by Intersections for Amex under the Service Agreement, or the Service, except for claims that may arise from the terms of this Agreement including any terms of the Service Agreement that survive its expiration as set forth in this Agreement.

           14.      Release of Claims by Intersections. Intersections hereby releases, acquits and forever discharges each and all of Amex and its Affiliates, agents, parents, subsidiaries, officers, directors, representatives, employees, licensees, partners, successors and assigns, from any and all complaints, claims, demands, suits, obligations, damages, liabilities, actions or causes of action of any nature whatsoever, whether known or unknown, seen or unforeseen, which they could assert at common law or under any statute, rule, regulation, or order of law as of the Effective Date in any court or tribunal anywhere in the world, on any ground whatsoever with respect to any event, matter, occurrence, damage, or injury related to the Service Agreement, an alleged breach of the Service Agreement, work performed by Intersections for Amex under the Service Agreement, or the Service, except for claims that may arise from the terms of this Agreement including any terms of the Service Agreement that survive its expiration as set forth in this Agreement.

           15.      Breach of Agreement. Any act by a Party contrary to the covenants, obligations, or terms of this Agreement shall constitute a breach of this Agreement by such Party and shall give rise to a cause of action for breach of contract. Should any Party commence an action for breach of this Agreement, the prevailing Party shall be awarded attorneys' fees and costs from the other Parties. The Parties acknowledge that the recovery of damages may not be a sufficient legal remedy for any breach of this Agreement and agree that the aggrieved Party shall be entitled to injunctive relief (without the need to post a bond) and/or specific performance in addition to any other remedies, legal or equitable, to which it may be entitled. It is acknowledged and agreed that either Party's breach of any of Article 4 or Section 2(b) shall be deemed a material breach of this Agreement and will cause irreparable harm to the non-breaching Party.

           16.      Independent Contractor. Intersections is considered to be an independent contractor of Amex and not Amex's employee, agent, partner, or joint venture. Amex is considered to be an independent contractor of Intersections and not Intersections' employee, agent, partner, or joint venture. Neither Party shall act for the other Party in any agency or other capacity or make commitments of any kind for the account of, or on behalf of, the other Party.

           17.      Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to any Person or circumstance other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each other term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

           18.      Headings. The headings in this Agreement have been inserted merely for convenience, are not a part of this Agreement, and shall not affect the rights and obligations of the Parties or the meaning of the language in this Agreement.

           19.      Interpretation. In resolving any dispute or construing any provision in this Agreement, there shall be no presumption made or inference drawn (a) because the attorneys for one of the Parties drafted the Agreement; (b) because of the drafting history of the Agreement; or (c) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.

           20.      Survival of Obligations. Articles 11 (Trademarks) and 12 (Data and records), and Exhibits E (Confidentiality/Data Security) and F (Customer Data and Data-Related Rights) of the Original Agreement, as amended, and Article 8 of the Second Amendment, shall survive the termination or expiration of the Service Agreement. Article 14 of the Original Agreement as amended is hereby deleted and replaced with the terms of this Agreement.

           21.      Choice of Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each of the Parties consent and submit to the exclusive jurisdiction of the courts (State and Federal) located in the State of New York, County of New York in connection with any controversy arising under this Agreement or its subject matter. The Parties hereby waive any objection they may have in any such forum based on lack of personal jurisdiction, improper venue or inconvenient forum.

           22.      Waiver. No failure or delay by any Party in exercising any right, power, or remedy under this Agreement will operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement will be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver by a Party of any provision of this Agreement will not be construed as a waiver of any other provision of this Agreement, nor will such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

           23.      Certification of Parties. Each Party represents and warrants that it is a legal entity, duly registered and validly existing in its jurisdiction of organization. Each Party hereby represents and warrants that there is no hindrance, legal, contractual or otherwise, to its entering into this Agreement and performing its obligations hereunder and that it has the full power and authority to execute, deliver and perform this Agreement. It is hereby certified by the Parties that the terms of this Agreement have been read and agreed to by all Parties. It is hereby further certified by the Parties that each of them has had the services of counsel and availed themselves of the benefit of counsel by having counsel review the terms of this Agreement and advise it as to the legal impact of this Agreement upon each of the Parties.

           24.      Execution in Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by each of the Parties hereto shall constitute a single binding agreement.

           25.      Full, Final and Complete Settlement. The Parties agree that this Agreement is in full, complete and final settlement of all existing claims and causes of action that Intersections and Amex have asserted, or could have asserted, against each other in litigation or otherwise with respect to the Service Agreement, an alleged breach of the Service Agreement, work performed by Intersections for Amex under the Service Agreement, or the Service. Each Party shall bear its own costs and expenses in connection with the resolution of the present dispute and this Agreement, including all attorneys' fees and expenses.

           26.      Effect of Agreement and Conflicts. The terms and conditions of this Agreement amend the Service Agreement and supersede all prior and contemporaneous agreements and understandings with respect to the subject matter hereof. In the event that any provisions of this Agreement are deemed to conflict with the Service Agreement, the provisions of this Agreement shall govern.

           27.      Entire Agreement. This Agreement constitutes the complete understanding between Intersections and Amex with respect to the subject matter hereof, and supersedes any and all prior agreements, promises, or inducements, whether orally or in writing, including the Service Agreement. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either Party to any Person who is not a Party until after May 31, 2006. The Parties further agree that no promises or agreements, including any amendment of this Agreement, made subsequent to the execution of this Agreement shall be binding unless reduced to writing and executed by each of the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal affiliates, representatives, successors and permitted assigns.

* * *

          IN WITNESS WHEREOF, the Parties have signed and acknowledged this Agreement as of the Effective Date.

INTERSECTIONS INC. By: Name: Title: AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. By: Name: Larry Sharnak Title: Executive Vice President